		Exhibit C

SALES OF ELECTRIC ENERGY AND GAS
Calendar Year 2004

	Wisconsin	Wisconsin
	Public Service	River Power
(a) Electric energy sold (at retail or wholesale)	Corporation	Company
WI (kWh)	12,848,083,488	178,865,000
MI (kWh)	645,304,823
Total (kWh)	13,493,388,311	178,865,000

WI (revenues-excludes misc)	$762,470,140	$7,329,412
MI (revenues-excludes misc)	$31,887,040	-
Total (revenues associated with energy sold)	$794,357,180	$7,329,412

Intercompany :
WI- Wisc River Power to WPSC (kWh)	None	75,156,000	*
WI- WPSC to UPPCO (kwh)		None
MI- UPPCO to WPSC (kwh)	None	None

WI- Wisc River Power to WPSC (revenues)	None	$3,175,819
WI- WPSC to UPPCO (revenues)		None
MI- UPPCO to WPSC (revenues)	None	None

Sales Net of Intercompany
WI (kWh)	13,382,994,311	103,709,000	*
MI (kWh)	645,304,823	-
Total (kWh)	14,028,299,134	103,709,000

WI (revenues-excludes misc)	$753,239,681	$4,153,593	*
MI (revenues-excludes misc)	$31,887,040	-
Total (revenues associated with energy sold)	$785,126,720	$4,153,593

Gas distributed at retail
WI (MCF)	40,844,845	None
MI (MCF)	708,358	None
Total (MCF)	41,553,203

WI (revenues excludes misc)	$372,348,618	None
MI (revenues excludes misc)	$5,900,730	None
Total (revenues excludes misc)	$378,249,348

Intercompany	None	None

Other (Transport Gas)
WI (MCF)	34,226,051	None
MI (MCF)	947,631	None
Total (MCF)	35,173,682

WI (revenues)	$13,215,211	None
MI (revenues)	$359,928	None
Total (revenues)	$13,575,139
       Exhibit C SALES OF ELECTRIC ENERGY AND GAS Calendar Year 2004
(b) Electric energy distributed at retail outside state of organization
MI (kWh)	304,133,277	None
MI (revenues excludes misc)	$15,412,418	None

Gas distributed at retail outside state of organization
MI (MCF)	1,655,989	None
MI (revenues excludes misc)	$6,260,658	None

(c) Electric energy sold at wholesale outside state of
organization or at state line
MI (kWh)	341,171,546	None
MI (revenues)	$16,474,622	None
WI (kWh)
WI (revenues)
IL (kWh)
IL (revenues)

Gas sold at wholesale outside state of organization
or at state line
MI (kWh)	None	None
MI (revenues)	None	None

(d) Electric energy purchased outside state of
organization or at state line
Kwh--	2,167,285,000	None
Expenses--	$94,171,294	None

Gas purchased outside state of organization or at state line
Numerous States (MCF)	472,361,700	None
Numerous States (expenses)	$273,677,930	None

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Exhibit C
SALES OF ELECTRIC ENERGY AND GAS
Calendar Year 2004
FOOTNOTES

* Quantities shown represent actual deliveries. By contract, each of the three purchasers of the output of Wisconsin River Power Company is entitled to receive, and is required to pay for one-third of the total output. As of September 1, 2004, Wisconsin Public Service
Corporation and Wisconsin Power and Light Company purchase all of the output of
Wisconsin River Power Company.

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